EXHIBIT 32.2.1
NOVELLUS SYSTEMS, INC.
CERTIFICATION
In connection with the Annual Report of Novellus Systems, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, John Chenault, Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated as of: August 31, 2005	By:	/s/ John Chenault
John Chenault
Vice President and Chief Financial Officer